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   EXHIBIT - 11.1


                                  ACE LIMITED AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER SHARE



                                                           Three Months Ended
                                                              December 31
                                                            1996        1995
                                                           -------    -------
                                                     (in thousands of U.S. dollars,
                                                     except share and per share data)
   Earnings per share - Primary

   Weighted average shares outstanding                  58,139,648    46,120,526
     Average stock options outstanding
     (net of repurchased shares under the
      treasury stock method)                               746,607       217,456
                                                        ----------    ----------

   Weighted average shares and share equivalents
     outstanding                                        58,886,255    46,327,982
                                                        ==========    ==========

   Net income                                         $    125,741   $    93,536
                                                        ==========    ==========

   Earnings per share                                 $       2.14   $      2.02
                                                        ==========    ==========

   Earnings per share - Assuming full dilution

   Weighted average shares outstanding                  58,139,648    46,110,526
     Average stock options outstanding (net of
     repurchased shares under the treasury
     stock method)                                         817,063       287,302
                                                        ----------    ----------
   Weighted average shares and share equivalents
      outstanding                                       58,956,711    46,397,828
                                                        ==========    ==========
   Net income                                         $    125,741  $     93,536
                                                        ==========    ==========
   Earnings per share                                 $       2.13  $       2.02
                                                        ==========    ==========

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